Contact: Euronet Worldwide, Inc. Stephanie Taylor +1-913-327-4200 Euronet Worldwide Withdraws First Quarter 2020 Guidance in Response to COVID-19 Impact LEAWOOD, KANSAS, USA – March 20, 2020 - Euronet Worldwide, Inc. ("Euronet" or the "Company") (NASDAQ:EEFT), a leading global financial technology solutions and payments provider, announced today the withdrawal of its previously announced first quarter 2020 outlook due to the evolving impact of the novel coronavirus (COVID-19) on the global economy. “Most importantly, our thoughts are with those impacted by this virus and we appreciate the medical professionals, government officials and volunteers who are working to address this unprecedented event,” stated Michael J. Brown, Euronet’s Chairman and Chief Executive Officer. “The health of our employees, partners, customers, and fellow citizens is our first priority and we will continue to work to ensure we operate safely, while continuing to run our business as best we can in this environment.” “As we continue to navigate this evolving and challenging event, we believe it is prudent to provide an update on the impact we are seeing across our business,” continued Mr. Brown. “We are fortunate that our business is well diversified on a product basis across a global footprint. Moreover, the strength of a strong balance sheet and leading- edge technology enable us to be a dependable service provider to our customers and stability for our employees. I remain confident that our strategy continues to be sound, that our employees are resilient and that we will emerge from this transitory event ready to move forward with our long-term growth plans.” The EFT segment is seeing declines in international transactions as travel has been impacted by the closing of borders across the World and domestic transactions as certain governments have implemented more significant restrictions on population movements within the country or state. The epay segment has experienced certain pockets of pressure on transactions where population movement restrictions have been implemented while other areas have experienced increases in transaction volume and size of transaction driven by increased consumer usage of mobile devices and streaming and gaming applications, generally resulting in overall mild impacts in the epay business at this time. The Money Transfer Segment has seen certain stronger than expected volume in the first few weeks of March due to customers taking advantage of volatility in foreign exchange rates; however, the Company anticipates that this is likely temporary and as workers are impacted by the closing of certain businesses, the money transfer transactions may likely be impacted. In summary, the impact of COVID-19 on the first quarter 2020 results cannot be reasonably estimated at this time beyond what is described above, given the magnitude, duration and global reach of this situation. The Company will provide further updates on the first quarter 2020 earnings call. About Euronet Worldwide, Inc. Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of digital media and prepaid mobile phone time. Euronet's global payment network is extensive - including 46,070 ATMs, approximately 330,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 61 countries; card software solutions; a prepaid processing network of approximately 728,000 POS terminals at approximately 339,000 retailer locations in 53 countries; and a global money transfer network of approximately 397,000 locations serving 160 countries. With corporate headquarters in Leawood, Kansas, USA, and 66 worldwide offices, Euronet serves clients in approximately 170 countries. For more information, please visit the Company's website at www.euronetworldwide.com. Forward-looking Statements Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including the effects in Europe of the U.K.'s departure from the E.U. and economic conditions in specific countries and regions; technological developments affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and the European Union's General Data Privacy Regulation and Revised Payment Service Directive requirements; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including DCC transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing, availability of credit and terms of and compliance with debt covenants; impacts from COVID-19; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form

10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.